SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment" ) is entered into as of February 17, 2006, by and between COMERICA BANK ("Bank") and PAC-WEST TELECOMM, INC., PAC- WEST TELECOM OF VIRGINIA, INC., PWT SERVICES, INC., and PWT OF NEW YORK, INC. (each a "Borrower" and collectively, "Borrowers").

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of November 9, 2005 (as amended from time to time, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of November 30, 2005, together with any related agreements, the " Agreement"). Hereinafter, all indebtedness owing by Borrowers to Bank shall be referred to as the " Indebtedness." The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I. Incorporation bv Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II. Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A. Section 2.I(c)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

" (ii) Interest shall accrue from the date the first Term Loan is made at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Term Loans that are outstanding under Tranche A on the Tranche A Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on July 1,2006, and continuing on the same day of each month thereafter until paid in full. Any Term Loans that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in twenty-three (23) equal monthly installments of principal, plus all accrued interest, beginning on February 1,2007 , and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts owing under this Section 2.I(c) and any other amounts due under this Agreement shall be immediately due and payable. The Term Loans, once repaid, may not be reborrowed. Borrowers may prepay the Term Loans without penalty or premium."

B. Section 7.12 of the Agreement is hereby amended and restated in its entirety to read as follows:

"7 .12 Capital Expenditures. Notwithstanding any other provision in this Agreement, incur Capital Expenditures in excess of (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) for fiscal year 2005; (ii) Nineteen Million Five Hundred Thousand Dollars ($19,500,000) for fiscal year 2006; and (iii) Ten Million Dollars ($10,000,000) for fiscal year 2007; in each case, in the aggregate in the respective fiscal year of Borrowers."

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C. Section II of the Agreement is hereby amended and restated in its entirety to read as follows:
“II. CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER.
This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY , AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES."

III. Legal Effect.

A. The Agreement is hereby amended wherever necessary to reflect the changes described above. Each Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B. Each Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon each Borrower's representations, warranties, and agreements, as set forth in the Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and each Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all ofwhich together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV .Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

A. This Amendment, duly executed by Borrowers;

B. A legal fee from the Borrowers in the amount of $250; and

C. Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
PAC-WEST TELECOMM, INC.         PWT OF NEW YORK, INC.

By:    /s/ Ravi Brar                                         By:  /s/ Ravi Brar
Title:         CFO                                       Title:

PAC- WEST TELECOM OF VIRGINIA, INC.       COMERICA BANK

By:  /s/ Ravi Brar                   By: /s/ Jerry Iwata
Title:                Title: SVP

PWT SERVICES, INC. By:

By:  /s/ Ravi Brar
Title:

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